UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Exchange Act of 1934
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☐       Soliciting Material Pursuant to §240.14a-12

THE PHOENIX COMPANIES, INC.
(Name of the Registrant as Specified In Its Charter)

OLIVER PRESS PARTNERS, LLC
OLIVER PRESS INVESTORS, LLC
AUGUSTUS K. OLIVER
CLIFFORD PRESS
DAVENPORT PARTNERS, L.P.
JE PARTNERS, L.P.
OLIVER PRESS MASTER FUND, L.P.
JOHN CLINTON
CARL SANTILLO
(Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

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Attached as Exhibit 1 are soliciting materials posted to http://www.raisethephoenix.com.

FREQUENTLY ASKED QUESTIONS

      A number of fellow shareholders have called or written with questions about our campaign to elect three of our nominees to Phoenix’s Board of Directors at its 2008 Annual Meeting and the implications of their service on the Board. The following are some of the more commonly asked questions and our answers.

1.	Since your nominees, if elected, will only total three out of thirteen directors, what can they expect to accomplish?

It is true that our nominees will not be able to effect any unilateral change at Phoenix, nor can they single-handedly restore the Company’s financial strength. However, we believe that their independence and combination of industry and corporate governance expertise, coupled with the support of shareholders required for their election, will carry real weight in Board deliberations on the future direction of the Company. We believe new blood is needed to bring a fresh perspective to issues such as executive compensation, expense reduction and strategic deployment of capital. We believe our nominees will supply that new blood.

2.	Can you point to any benefit to shareholders and policyholders that has resulted from your effort so far?

Yes, we think we can. We first made our effort public when we delivered written notice of our intention to nominate our candidates on January 25 as required by the Company’s By-Laws. In an accompanying letter to Dona Young, the CEO of Phoenix, we laid out four points we felt needed to be addressed by the Board, the first of which was a sale of the Company’s asset management business. Just two weeks later, on February 7, the Company announced that it was spinning off that business. A coincidence? We think not.

3.	Phoenix management states that you have no new ideas. If that is true, why did you initiate this effort?

There is nothing ‘new’ about what is required at Phoenix. Monetizing the closed block of insurance that is the Company’s legacy as a mutual insurance company is not a ‘new’ idea -- in fact, it was first publicly proposed by the Company itself in December 2002. Cutting the expense ratio and increasing return on equity are not ‘new’ ideas. Even separating the asset management business from the insurance business was not a ‘new’ idea. However, we believe shareholders and policyholders deserve results, not ideas. The Board’s decision to spin off the asset management business may have been on the table for a while, but it became a public commitment just two weeks after we first announced our nominations. We believe the presence of our nominees will stimulate the Board to take other action in the future that will serve the best interests of shareholders and policyholders. The Company’s management says this is not the time to disrupt the ‘progress’ they are making, but we think now is the time for you to join with us in demanding a better future for Phoenix.

4.	What does our effort mean for the Company’s relationship with State Farm Insurance?

To our knowledge, the Company’s contract with State Farm, pursuant to which State Farm sells Phoenix insurance and annuity products, benefits both parties and we have not suggested that it be changed or disturbed in any way. However, we do question State Farm’s public support of Phoenix’s management in this election contest. While we are cynical enough not to expect anything different, we believe that you should consider the State Farm ‘endorsement’ in conjunction with its Phoenix distribution contract and ask yourself whether State Farm shares your interest as a shareholder or whether its endorsement is motivated by collateral business interests.

You should also note that we own approximately the same number of Phoenix shares as State Farm and we will vote those shares in favor of our nominees, largely offsetting the impact of the State Farm vote. Therefore, your vote is important and we urge you to return the WHITE proxy card now.

5.	What does our effort mean for agents who have sold or are continuing to sell Phoenix life insurance and annuity products to their clients?

When you as an agent recommend a Phoenix product, you and your client both place your trust in Phoenix to deliver a lifetime of unquestioned financial strength and customer service to support that product. Since demutualization, the Company has been downgraded by insurance ratings organizations no fewer than six separate times. We believe it is time for this pattern to change. Our goal is to strengthen Phoenix through the related steps of reducing operating costs and increasing return on equity. If management is successful in taking those steps, the stage is set for ratings to increase, for you to sell stronger Phoenix products and for the stock price to rise.

6.	I am a policyholder. What will happen to my policy if your nominees are elected?

As we said in answer to the preceding question, policyholders, shareholders and agents all share a common interest in wanting Phoenix to be well run and financially strong. If Phoenix can simply reduce its cost structure and increase its return on equity to the average of its peer group of life insurance companies,[1] higher ratings, more efficient use of capital and a higher stock

1 We believe the Company’s peers are Manulife Financial, Prudential Financial, Nationwide Financial, Lincoln Financial, Hartford Life, MetLife and Ameriprise Financial

price should follow. In other words, what is good for stockholders is good for policyholders. Two of our nominees have spent their careers in the insurance business and will supply an independent industry expertise that is not apparent to us on the Board today. We believe they can supply the kind of discriminating oversight that will help the Company achieve those goals.

7.	I am a former Phoenix employee. You have criticized management compensation, including pensions and other retirement plans. What actions do you plan to take with regard to my pension and post- retirement benefits if your nominees are elected?

It is true that we have been critical of compensation for senior executives, including CEO Dona Young, because we believe that there is little or no relationship between compensation and performance. However, what is past is past and we have not suggested that any compensation or other benefits, including pensions and other post-retirement plans, that have been earned in the past be taken away. It is the current senior management that, at least in our opinion, is getting paid far too generously for results that include a languishing stock price, six successive ratings downgrades and the highest cost structure and lowest return on equity among the Company’s industry peers.[2] We believe simply that either performance improves or executive compensation be appropriately reduced.

It is also worth noting that, if our nominees are elected, they will only constitute three out of thirteen directors. Nothing at all will change unless at least seven directors vote together. A vote for our nominees is a vote for a new independent perspective, for industry expertise and for new blood, all of which we believe are in your interests as shareholders. A vote for our nominees is not a vote to cut off your pension but a vote for returning Phoenix to the pre-eminence in the life insurance industry it once enjoyed.

8.	I have not received a white proxy card. How can I vote for you?

If you have not yet received a WHITE proxy card in the mail, you should receive one in the next few days. Once you get your WHITE card, you can go to our website www.RaiseThePhoenix.com for instructions on how to vote by mail, by phone or via the Internet. If you believe your WHITE proxy card is missing or you have any questions on how to vote, please call our proxy solicitors MacKenzie Partners at (800) 322-2885.

9.	Can I download a proxy card from your website and use it to vote for your nominees?

No. You need the WHITE proxy card that you should have received in the mail because it has your control number on it. You cannot vote without your control number. If you do not have a WHITE proxy card with your name and

2 See footnote 1

control number on it, please call our proxy solicitors MacKenzie Partners at (800) 322-2885 and they will help you obtain a WHITE proxy card with your control number on it.

10.	I have already voted for management’s nominees on the blue proxy card. Is it too late to vote for your nominees?

No it is not too late. Only the latest dated proxy counts. You can vote multiple times, but it is only your last vote that will be counted. Even if you have already voted for management’s nominees, you can still vote for our nominees by returning your WHITE proxy card or by following the instructions on our website www.RaiseThePhoenix.com. You can also call our proxy solicitors MacKenzie Partners at (800) 322-2885 for help in voting.